UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Effective as of July 27, 2005, PartnerRe Ltd. (“PartnerRe”), entered into a Capital Management Maintenance Agreement (the “Agreement”) among PartnerRe, PartnerRe Holdings Ireland Limited, a wholly-owned direct subsidiary of PartnerRe (“PartnerRe Holdings”), and PartnerRe Ireland Insurance Limited, a wholly-owned direct subsidiary of PartnerRe Holdings and an insurance company domiciled in Dublin, Ireland (“PartnerRe Ireland”).

     Under the terms of the Agreement, in the event that the surplus as regards policyholders of PartnerRe Ireland (as calculated annually prior to December 31st of each year) is less that 200% of the minimum solvency margin as required by the Irish Financial Services Regulatory Authority, PartnerRe, or one of its designated subsidiaries, will make, within 90 days after such calculation, a contribution to the capital of PartnerRe Holdings to the extent necessary to increase the surplus of PartnerRe Ireland. The aggregate amount of all contributions made by PartnerRe or any of its designated subsidiaries pursuant to the Agreement may not exceed $100 million.

     In consideration of each contribution made by PartnerRe or one of its subsidiaries pursuant to the Agreement, PartnerRe Holdings agrees to issue to PartnerRe or one of its subsidiaries, as applicable, shares of its common stock equal in value to the amount of each such contribution.

     The Agreement will remain in effect until (a) the parties mutually agree to its termination, (b) the aggregate amount of all contributions made to PartnerRe Ireland by PartnerRe or any of its subsidiaries reaches $100 million or (c) it is terminated by PartnerRe in writing upon the sale or transfer of a majority of the stock of either PartnerRe Ireland or PartnerRe Holdings to an entity not affiliated with PartnerRe.

     The foregoing summary of the Agreement is a general description only and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01, above, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Capital Management Maintenance Agreement, effective as of July 27, 2005, among
PartnerRe, PartnerRe Holdings and PartnerRe Ireland.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	August 1, 2005	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Capital Management Maintenance Agreement, dated as of July 27, 2005, among PartnerRe, PartnerRe Holdings and PartnerRe Ireland.